UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2014 (May 2, 2014)

VENOCO, INC.

DENVER PARENT CORPORATION

(Exact name of registrant as specified in its charter)

	Venoco, Inc. 333-123711	Venoco, Inc. 77-0323555
Delaware	Denver Parent Corporation 333-191602	Denver Parent Corporation 44-0821005
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900
Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 2, 2014, Ed O’Donnell, Chief Executive Officer of Venoco, Inc. (“Venoco”) and President of Denver Parent Corporation (“DPC”), informed Venoco and DPC that he intends to retire from both Venoco and DPC. His retirement will be effective May 9, 2014.  On May 5, 2014, Venoco named Mark DePuy, previously its Senior Vice President — Business Development and Acquisitions, to the positions of interim President and Chief Operating Officer.  DPC also appointed Mr. DePuy to the same positions.  Biographical information for Mr. DePuy is set forth in the Annual Report on Form 10-K of Venoco and DPC for the year ended December 31, 2013 filed with the Securities and Exchange Commission on April 10, 2014, and such information is incorporated by reference herein.  In connection with his new positions, Mr. DePuy’s base salary under his employment contract with Venoco will be increased to $708,750 per year.  Mr. DePuy will not be separately compensated for his roles with DPC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 6, 2013

VENOCO, INC.

By:	/s/ Timothy Ficker
Name:	Timothy Ficker
Title:	Chief Financial Officer